UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 7, 2007

HEALTHWAYS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3841 Green Hills Village Drive Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 665-1122

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

Healthways has signed a new, five-year agreement with WellPoint, Inc., the nation’s largest health benefits provider, to bring fully integrated customer-focused Health SupportSM programs, including smoking cessation, physical activity, nutrition, weight management, stress relief, and early detection and screening, as well as Healthways’ award-winning SilverSneakers® Fitness Program, to WellPoint’s 34 million members nationwide. The agreement will make Healthways’ full suite of wellness, healthy living and preventive services available to WellPoint’s self-insured customers and fully insured members from a single access point. These programs will be immediately available to WellPoint national customers and will be available in local markets in 14 states beginning June 1. In addition, Healthways and WellPoint have also agreed to continue to work together to develop and deliver innovative new programs on an annual basis that help people continue to make choices that lead to better health.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Senior Vice President and Corporate Controller

Date: March 7, 2007